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                                                                      EXHIBIT 8

                       [MIRO WEINER & KRAMER LETTERHEAD]

                                          June 1, 1998



Malan Realty Investors, Inc.
30200 Telegraph Road
Suite 105
Birmingham, Michigan  48025-4503

Gentlemen:

         Reference is made to that certain Amendment No. 1 to the Registration Statement on Form S-2 to be filed with the Securities and Exchange Commission on or about June 1, 1998, with respect to the offering by Malan Realty Investors, Inc., of 1,500,000 shares of Common Stock (the "Registration Statement") and to the Prospectus included in the Registration Statement (the "Prospectus"). In our opinion, the discussion in the Prospectus under the caption "Federal Income Tax Considerations," accurately summarizes in all material respects the matters discussed. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,

                                          /s/ Miro Weiner & Kramer